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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  June 26, 1998


                         BLUE RIVER BANCSHARES, INC.
             ----------------------------------------------------
            (Exact name of Registrant as specified in its charter)


          Indiana                       0-24501                 35-2016637
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(State or other jurisdiction    (Commission File Number)      (IRS Employer
      of incorporation)                                    Identification No.)


   29 East Washington Street, Shelbyville, IN                      46176
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    (Address of Principal Executive Offices)                      Zip Code


                                (317) 392-7700
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             (Registrant's telephone number, including area code)









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ITEM 2.  ACQUISITION OF ASSETS

     Effective June 26, 1998, Blue River Bancshares, Inc. (the "Registrant") acquired Shelby County Savings Bank, FSB (the "Bank"), a federal stock savings bank, pursuant to an Amended and Restated Agreement and Plan of Merger, dated March 12, 1998, as amended (the "Merger Agreement"), by and among the Registrant, the Bank and Shelby County Bancorp ("SCB"), an Indiana corporation and the parent company of the Bank.

     The Merger Agreement provided, among other things, for (a) the merger of SCB with and into the Registrant (the "Merger"), with the Registrant being the surviving corporation and the Bank being a wholly-owned subsidiary of the Registrant following the Merger, and (b) the conversion of each of the outstanding shares of common stock of SCB at the effective time of the Merger into the right to receive the sum of $56.00 per share. The aggregate cash consideration to be paid by the Registrant pursuant to the Merger Agreement for all of the outstanding shares of SCB to be common stock is $10,626,000.00 (the "Merger Consideration").

     On June 26, 1998, the Registrant completed its public offering of 1,500,000 common shares at a price of $12.00 per share. The offering was underwritten by Roney Capital Markets, a division of First Chicago Capital Markets, Inc. A portion of the proceeds from the sale of the new shares will be used to pay the Merger Consideration.

     The Bank is a savings bank with its main office located in Shelbyville, Indiana and its branch offices located in Shelbyville, Morristown and St. Paul, Shelby County, Indiana. Following the Merger, the Registrant intends to continue to use the assets of the Bank in the business of banking. On June 26, 1998, in connection with the Merger, the Bank changed its name to Shelby County Bank.

     The Merger Consideration was determined through arms-length negotiations between the Registrant and SCB. The Registrant consulted with its financial advisor, Roney Capital Markets, in negotiation of the Merger Consideration and the Board of Directors of SCB received a fairness opinion from its financial advisor, Trident Financial Corporation, that the Merger Consideration to be received by the shareholders of SCB was fair from a financial point of view.

     D. Warren Robison, Vice President, Secretary and Director of the Registrant, is the nephew of James M. Robison, the former Chairman of SCB and the Bank. They had no agreement or understanding as to any matter in connection with the Merger, and the negotiations with respect to the Merger were conducted at arms-length.

     On June 26, 1998, the Registrant issued the news release set forth in
Exhibit 99 attached hereto, which is incorporated herein by reference.

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ITEM 5.  OTHER EVENTS

     Prior to the Registrant's acquisition of the Bank, the Bank received a letter from the Office of Thrift Supervision ("OTS") dated May 6, 1998 indicating that the Board of Directors of the Bank had failed to establish systems necessary to prudently conduct commercial real estate and commercial lending and that such lending should cease until certain corrective action is taken and approval to resume commercial real estate and commercial lending has been obtained from the OTS. The Registrant implemented a strategy to address the OTS' concerns and to have the restrictions on commercial real estate and commercial lending lifted at the closing of the Merger. On June 26, 1998 (the effective date of the Merger), the OTS lifted the restrictions on commercial real estate and commercial lending at the Bank.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

     (1)  The financial statements of SCB required to be filed in response to
          Item 7(a)(1) are incorporated herein by reference to the section "Consolidated Financial Statements of Shelby County Bancorp" in the Registrant's Amendment No. 3 to Form SB-2, File No. 333-48269, dated June 22, 1998.

     (2) The accountant's report required to be filed in response to Item 7(a)(2) is incorporated herein by reference to the section "Consolidated Financial Statements of Shelby County Bancorp" in the Registrant's Amendment No. 3 to Form SB-2, File No. 333-48269, dated June 22, 1998.

(b)  PRO FORMA FINANCIAL INFORMATION

          The pro forma financial information required to be filed in response to Item 7(b) is incorporated herein by reference to the section " Unaudited Pro Forma Combined Financial Statements" in the Registrant's Amendment No. 3 to Form SB-2, File No. 333-48269, dated June 22, 1998.

(c)  EXHIBITS

     2.1 Amended and Restated Agreement of Affiliation and Merger dated March 12, 1998 by and among the Registrant, SCB and the Bank (incorporated by reference to Exhibit 2.1 of the Registrant's Form SB-2, File No. 333-48269, dated March 19, 1998).

     2.2 Amendment to Amended and Restated Agreement of Affiliation and Merger dated June 2, 1998, by and among the Registrant, SCB and the Bank (incorporated by reference to Exhibit 2.2 of the Registrant's Amendment No. 1 to Form SB-2, File No. 333-48269, dated June 8,
          1998).

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     23   Consent of Independent Auditor of SCB.

     27   Financial Data Schedule  (incorporated by referenced to Exhibits
          27.1 and 27.2 of the Registrant's Amendment No. 1 to Form SB-2, File No. 333-48269, dated June 8, 1998).

     99   News Release of the Registrant dated June 26, 1998.


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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                      BLUE RIVER BANCSHARES, INC.
                                      (The Registrant)


Date: July 2, 1998                    By:  /s/ BRADLEY A. LONG
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                                           Bradley A. Long, Vice President
                                           and Chief Financial Officer







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